UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2010

CONSOLIDATED CAPITAL PROPERTIES III

(Exact name of Registrant as specified in its charter)

California	0-10273	94-2653686
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Consolidated Capital Properties III (the “Registrant”) owns a 99% limited partnership interest in Concap Village Green Associates, Ltd., a Texas limited partnership (the “Partnership”), which owned Village Green Apartments (“Village Green”), a 164-unit apartment complex located in Altamonte Springs, Florida.  On October 20, 2010, the Partnership sold Village Green to a third party, Village Green Gardens Associates, LLC, a Virginia limited liability company (the “Purchaser”), for a total sales price of $7,450,000.  Village Green was the Partnership’s sole investment property and the Registrant’s interest in the Partnership is its sole investment.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s general partner has evaluated the cash requirements of the Registrant and determined that the net sales proceeds and any other remaining cash will be used to repay outstanding payables to an affiliate of the general partner.  No distribution to partners is anticipated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL PROPERTIES III

By:  ConCap Equities, Inc.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: October 26, 2010